                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

W Capital Partners III, L.P.
WCP GP III, L.P.
WCP GP III, LLC

Address of Joint Filers:

c/o W Capital Partners
400 Park Avenue, Suite 910
New York, NY 10022

Designated Filer:

W Capital Partners III, L.P.

Issuer and Ticker Symbol:
MindBody, Inc. [MB]

Date of Event:
January 25, 2017

Signatures of Joint Filers:

W Capital Partners III, L.P.

  By: WCP GP III, L.P.
      Its sole general partner

  By: WCP GP III, LLC
      Its sole general partner

  By: /s/ David S. Wachter
      ----------------------
      Managing Member

WCP GP III, L.P.

  By: WCP GP III, LLC
      Its sole general partner

  By: /s/ David S. Wachter
      ----------------------
      Managing Member

WCP GP III, LLC

  By: /s/ David S. Wachter
      ----------------------
      Managing Member